Form 8-K - CURRENT REPORT

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) June 2, 2000

                         CONSOLIDATED CAPITAL PROPERTIES V
               (Exact name of registrant as specified in its charter)


            California                0-13083                 94-2918560
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)        Identification Number)


                                55 Beattie Place

                              Post Office Box 1089

                        Greenville, South Carolina 29602

                      (Address of principal executive offices)


                         (Registrant's telephone number)

                                 (864) 239-1000

                                       N/A

           (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

The Registrant sold one of its investment properties, 51 North High Street, located in Columbus, OH on June 2, 2000. 51 North High Street was sold to 51 North Associates, LLC, an unrelated party, for $3,226,800.

The General Partner is currently evaluating the cash requirements of the Partnership to determine what portion of the net proceeds, if any, would be available to distribute to the partners in the near future.

Item 7.     Financial Statements and Exhibits

(b)   Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2000.

(c)   Exhibits

10.24 Purchase and Sale Contract between Registrant and S&R Restaurants, Inc., effective June 2, 2000.

10.25 Addendum to Purchase and Sale Contract.

10.26 Second Addendum to Purchase and Sale Contract

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CONSOLIDATED CAPITAL PROPERTIES V

                                 By: ConCap Equities, Inc.
                                     Its General Partner

                                 By: /s/Patrick J. Foye
                                     Patrick J. Foye
                                     Executive Vice President

                               Date: June 16, 2000


                                                                   EXHIBIT 10.24

                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                        FIFTY-ONE NORTH HIGH STREET, L.P.

                                    AS SELLER

                                       AND

                              S&R RESTAURANTS, INC.

                                  AS PURCHASER

                                TABLE OF CONTENTS

ARTICLE 1 DEFINED TERMS ..................................................  1

ARTICLE 2 PURCHASE AND SALE OF PROPERTY ....................................4

ARTICLE 3 PURCHASE PRICE & DEPOSIT  ........................................4

ARTICLE 4 FINANCING ........................................................5

ARTICLE 5  FEASBILITY PERIOD ...............................................5

ARTICLE 6 TITLE  ...........................................................7

ARTICLE 7 CLOSING ..........................................................9

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
                   AND PURCHASER ..........................................13

ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING .................................16

ARTICLE 10 BROKERAGE ......................................................17

ARTICLE 11 POSSESSION .....................................................17

ARTICLE 12 DEFAULTS AND REMEDIES ..........................................17

ARTICLE 13 RISK OF LOSS OR CASUALTY  ......................................18

ARTICLE 14 ASBESTOS MATTERS ...............................................18

ARTICLE 15 EMINENT DOMAIN .................................................19

ARTICLE 16 MISCELLANEOUS ..................................................19

ARTICLE 17 RATIFICATION....................................................24

                           PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ___ day of _____________, 2000 ("Effective Date") by and among Fifty-One North High Street, L.P., a South Carolina limited partnership, having a principal address at Fifty-One North High Street, L.P., c/o AIMCO, Tower Two, 2000 S. Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, Attention: Tim Works, Harry Alcock, Martha Carlin, with a copy to: Argent Real Estate Services, Inc. 1401 Brickell Avenue, Suite 520, Miami, Florida 33131, Attention: David Marquette ("Seller") and S&R RESTAURANTS, INC., d/b/a McKnight Development Company, a Delaware corporation, having a principal address at 249 North Craig Street, Pittsburgh, Pennsylvania 15213 ("Purchaser").

NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to a parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof located in Franklin County, State of Ohio on each of which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty deed to Purchaser;

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

R-4. Purchaser has made such investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser has deemed necessary and desirable, has approved the same in all respects, subject only to the representations, warranties and covenants set forth in this Purchase Contract and does hereby agree to consummate the transactions contemplated by this Purchase Contract as set forth below.

                                    ARTICLE 1

                                  DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article I below.

      1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article I below.

      1.1.1 "Broker" means the Seller's broker Ehle, Morrison Group, Ltd.

      1.1.2 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Ohio.

      1.1.3 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

      1.1.4 "Closing Date" means the date on which the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds, which date shall be the date sixty (60) days after the end of the Feasibility Period (unless such date, shall not be a Business Day, in which event Closing shall occur on the next Business Day), or such extension date provided for under ARTICLE 7.

      1.1.5 "Commercial Lease(s)" means the interest of Seller in and to all leases and subleases, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the applicable Property; provided, however, that the term "Commercial Leases" (i) shall also include any modifications to such leases after the Effective Date and any new leases entered into after the Effective Date (subject to the further agreement that any such modifications or new leases shall be subject to the approval of Purchaser, which shall not be unreasonably withheld or delayed) and
            (ii) shall exclude any leases expiring or terminating pursuant to the terms and conditions thereof or terminated by Seller prior to the Closing Date upon default thereunder.

      1.1.6"Consultants" shall have the meaning ascribed thereto in Section 5.1.

      1.1.7 [INTENTIONALLY DELETED]

     1.1.8 "Deposit" shall have the meaning ascribed thereto in Section 3.1.1.1.

      1.1.9 "Effective Date"  shall mean the date first written above.

      1.1.10"Escrow Agent" shall have the meaning ascribed thereto in Section
            3.1.

      1.1.11"Existing   Mortgage"   means  the  Mortgage  and  Security
          Agreement  dated May 30, 1984 between The  Great-West  Life  Assurance
          Company, as Mortgagee, and 51 North High Street Co., Ltd., as Mortgagor, as amended by the Assumption of Loan and Modification of Mortgage between Fifty-One North High Street, L.P. (as successor in interest to Consolidated Capital Properties V, successor in interest to 51 North High Street Co., Ltd., by the Assignment of Mortgage and Related Documents dated December 12, 1989, and recorded in Official Record 14496E01, Franklin County, Ohio Recorder's Office) and Great Western Life & Annuity Insurance Company dated March 11, 1996.

     1.1.12 "Existing Mortgage Note" means the Mortgage Note dated May
          30, 1984 between The Great-West Life Assurance Company, as Holder, and 51 North High Street Co., Ltd., as Maker, as amended by Modification of Mortgage Note between Fifty-One North High Street, L.P. (as successor in interest to Consolidated Capital Properties V, successor in interest to 51 North High Street Co., Ltd., by deed from Consolidated Capital Properties V to Fifty One North High Street, L.P. dated February 28, 1996 and recorded in Official Record 31653HO8, Franklin County, Ohio Recorder's Office) and Great Western Life & Annuity Insurance Company dated March 11, 1996.

      1.1.13 "Excluded Permits" means those permits which, under applicable law are nontransferable.

      1.1.14  "Feasibility Period" shall have the meaning ascribed thereto in
            Section 5.1.

      1.1.15      [INTENTIONALLY DELETED]

      1.1.16      [INTENTIONALLY DELETED]

      1.1.17"Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of the Seller, or (ii) property owned or Leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property.

      1.1.18"Improvements" means all buildings and improvements, located on the Land taken "as is" containing approximately 115,000 gross square feet of Commercial Space.

      1.1.19"Land" means all of that  certain  tract of land located in Franklin
            County, State of Ohio commonly known as 51 North High Street, Columbus, Ohio more particularly described in Exhibit A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.

      1.1.20"Miscellaneous  Property Assets" means all contract rights,  leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the Seller's operation of the Property, excluding , however, (i) receivables, (ii) Property Contracts, (iii) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date,
            (vii) utility and similar deposits, or (viii) insurance or other prepaid items or, (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.

      1.1.21"Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.

      1.1.22"Permitted   Exceptions"   means  those   exceptions  or  conditions
            permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

      1.1.23"Property"  means  the  Land  and  Improvements   described  in  the
            Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof, (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller(s) issued to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

      1.1.24"Property   Contracts"  means  all  purchase  orders,   maintenance,
            service, or utility contracts and similar contracts, which relate to the maintenance, construction or repair and/or operation of the Property and which are not cancelable on 90 days' or shorter notice, except Commercial Leases.

      1.1.25      "Proration Period" shall have the meaning ascribed thereto in
            Section 7.1.4.

      1.1.26 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

      1.1.27 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

      1.1.28    "Purchaser" means S&R RESTAURANTS, INC., a Delaware corporation.

      1.1.29      "Rent" or "Rents" shall have the meaning ascribed thereto in
            Section 7.1.3.

      1.1.30 "Seller" shall mean Fifty-One North High Street, L.P., a South Carolina limited partnership.

      1.1.31   "Survey" shall have the meaning ascribed thereto in Section 6.11.

      1.1.32 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.

      1.1.33 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6. 1.

      1.1.34      "Title Company" shall have the meaning ascribed thereto in
            Section 3.1.1.1.

      1.1.35   "Title Insurer" shall have the meaning set forth in Section 6. 1.


                                    ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                    ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") to be paid to Seller for the sale of the Property to Purchaser as provided herein shall be Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00), subject to payment in accordance with Section 3.1.2 hereinbelow. The Purchase Price shall be paid by Purchaser, subject to credit and adjustment hereinafter provided and subject to all the terms and conditions herein contained.

      3.1.1 Deposit.

            3.1.1.1 On the date  hereof,  Purchaser  shall  deliver to  Fidelity
                    National Title Insurance Company, National Title Services ("Escrow Agent" or the "Title Company"), the amount of One Hundred Thousand Dollars ($100,000.00) (the "Deposit") via wire transfer pursuant to the wiring instructions attached hereto as Exhibit 3.1.1.1. Purchaser and Seller shall each approve the form of Escrow Agreement attached hereto as Exhibit B.

            3.1.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

            3.1.1.3 If the sale of the  Property  is  closed  by the date  fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), funds held as the Deposit shall be applied (and paid over to the Seller) on the Date of Closing. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder.

            3.1.1.4 If the sale of the  Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in
                    ARTICLE 12.

      3.1.2 On the Closing Date Purchaser shall pay Seller the amount of Three Million Two hundred Fifty Thousand Dollars ($3,250,000.00), subject to credit and adjustment as provided herein, in cash via wire-transfer of current funds pursuant to the wire instructions pursuant to Exhibit 3.1.1.1.

                                    ARTICLE 4

                                    FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement. Purchaser's obligations under this Purchase Contract are not contingent or conditioned on its ability to obtain financing. Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated ARTICLE 5.

                                    ARTICLE 5

                                FEASBILITY PERIOD

5.1 Subject to the terms of section 5.3 below, for fifteen (15) Business Days following the Effective Date (the "Feasibility Period'), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants') shall have the right from time to time, with reasonable notice, to enter onto the Property:

      5.1.1 To  conduct  and  make  any  and  all  customary   studies,   tests,
            examinations and inspections, or investigations of or concerning the Property.

      5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

5.    2 Should the  results of any of the matters  referred  to in  sub-sections
      5.1.1 and 5.1.2 above appear unsatisfactory to Purchaser for any reason whatever Purchaser shall have the right, in its sole discretion, to terminate this Purchase Contract and shall provide Seller with written Notice of said termination. Purchaser shall provide Seller with all copies of documentation resulting from the studies, tests, examinations, inspections or investigations obtained by Purchaser during the Feasibility Period and the Title Company shall return the Deposit to Purchaser and Purchaser shall release and quitclaim all of Purchaser's rights and interest in the Property to Seller, and the parties hereto shall have no further obligation to each other, subject to and except for Purchaser's liability under Section 5.3. The foregoing notwithstanding, Purchaser hereby acknowledges and agrees that Purchaser's obligations under this Purchase Contract are not contingent or conditioned on the state of repair of the HVAC equipment on the Property, and Purchaser's dissatisfaction with said HVAC equipment shall not constitute a basis for objection by Purchaser under this Section 5.2.

5.3 Purchaser shall indemnify and hold Seller and Broker harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold
      Seller and Broker harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller and Broker to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller and Broker or assumption of liability or risk by Seller and Broker. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as Loss Payees or Additional Insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanics' or materialmans' liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall provide Seller with a copy of all documentation resulting from Purchaser's studies, tests, examinations, inspections and investigations of or concerning the Property upon receipt thereof by Purchaser.

                                    ARTICLE 6

                                      TITLE

6.1 Seller, at Seller's sole cost and expense, has caused to be prepared a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") issued by the Title Company ("Title Insurer") for an owner's title insurance policy on the 1992 standard American Land Title Association ("ATLA") Policy form, together with legible copies of all instruments identified as exceptions therein, and shall provide Purchaser with a copy of the Title Commitment within seven
      (7) days after the Effective Date. In the event Purchaser elects to have an owner's title insurance policy pursuant to the Title Commitment issued for the Property in an amount equal to the Purchase Price ("Owner's Title Policy"), then Purchaser shall pay at Closing the cost of the Owner's Title Policy, excluding the costs of extended coverage, endorsements or affirmative insurance. Purchaser agrees that it shall be solely responsible for payment of all costs relating to (a) any extended coverage, endorsements or affirmative insurance for the Owner's Title Policy, or (b) a Lender's title policy that Purchaser may elect to have issued for the Property.

6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:

      6.2.1 All exceptions shown in the Title Commitment dated January 25, 1999 issued by Title Company (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing); and

      6.2.2 Such exceptions and matters as the Title Company shall be willing to omit as exceptions to coverage; and

      6.2.3 All Commercial Leases; and

      6.2.4 All Property Contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period; and

     6.2.5 Real estate and property taxes to the extent not due and payable; and

      6.2.6 Defects and exceptions which do not materially and adversely affect the condition of title to the Property and its use as of the Effective Date.

      6.2.7 Any other exceptions noted in Exhibit 6.2.7 attached hereto.

6.3 The existence of the Existing Mortgage or other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Title Insurer at Closing or, in the alternative, with respect to the Existing Mortgage or any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the Policy at Closing), together in either case with recording and/or filing fees.

6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.

6.6 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to Ninety (90) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver.

6.7 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall provide Seller with all copies of documentation resulting from the studies, tests, examinations, inspections or investigations during the Feasibility Period and the Title Company shall return the Deposit to Purchaser and Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, and the parties hereto shall have no further obligations to each other.

6.8 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the date of this Purchase Contract and the Closing Date without the consent of Purchaser; any such monetary lien or encumbrance so attaching to the Property shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above in this Article 6, Seller shall not be required to undertake efforts to remove any other lien, encumbrance or exception to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

6.9 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser.

6.10 Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception or that has been waived or deemed to have been waived by Purchaser.

6.11 Seller has caused to be prepared a survey for the Property ("Survey"), which as of the date hereof has been delivered to Purchaser for approval by Purchaser within the Feasibility Period. Seller has paid the cost of the Survey as delivered, and Seller shall pay the cost of certifying the Survey to Purchaser, Purchaser's lender, and the Title Insurer. In the event the perimeter legal description of the Property contained in the Survey does not materially differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.

      6.11.1Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in Section 5.2.

      6.11.2Purchaser  agrees to make  payment in full of all costs of obtaining
            Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                    ARTICLE 7

                                     CLOSING

7.1   Dates, Places Of Closing, Prorations, and Delinquent Rent.

      7.1.1 The Closing shall take place in the offices of the Title Company in the jurisdiction of the Land, at Title First Agency, Inc., 555 South High Street, Columbus, Ohio 43215 or such other place as the parties shall mutually agree at 11:00 a.m. Eastern Daylight Savings Time on the Closing Date; provided that Purchaser agrees to conduct Closing through a pre-closing, an escrow or other arrangement reasonably requested by Seller, whereby Seller and Purchaser and their respective attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

      7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than ninety (90) Days following the Closing Date to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Buyer. Provided Purchaser is not in default hereunder, the Closing Date may be extended at the option of Purchaser for one (1) period of thirty
            (30) days by Purchaser's written Notice to Seller within ten (10) days prior to the expiration of the initial Closing Date and Purchaser's payment of Fifty Thousand Dollars ($50,000.00) in cash to the Seller, which sum shall not be returned to Purchaser under any circumstances except Seller's default hereunder, but shall be applied to the Purchase Price at Closing.

      7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Seller shall pay at Closing any accrued but unpaid leasing commissions. The foregoing notwithstanding, upon and after the Effective Date, Purchaser shall be responsible for all costs associated with leasing a portion of the Property to the State of Ohio, including without limitation, leasing commissions associated with extension, renewal or modification of any existing lease or any future lease. Purchaser shall assume at Closing the obligation to pay any payments due parties to other agreements affecting the Property which survive Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following
            Section 7.1.4. For purposes of this Section 7.1.3 and Section 7.1.4 and 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, tenant(s) proportionate share of operating expenses, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Any Real Estate Transfer Tax shall be at Seller's expense. The current installment of special assessments, if any, which are a lien upon the real estate as of the date of this Purchase Contract shall be Seller's expense. Upon Closing, Seller shall be released from any further liability to Purchaser or otherwise in connection with taxes and assessments; and Purchaser shall indemnify and hold Seller harmless against any such claims accruing after the Effective Date. Seller shall be responsible for taxes and assessments prior to Closing to be paid at Closing pursuant to this Section 7.1.3.

      7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration  or a  correction  of an error or  omission  in a  Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have not yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser shall pay Seller for Rents that have accrued, but are not yet due and payable, at Closing.

      7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time before the Closing Date, and (ii) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.

7.2   Items To Be Delivered Prior To Or At Closing.

      7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

            7.2.1.1 Special  Warranty deed to Purchaser.  The  acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing. The form of such instrument shall be prepared by the Seller.

            7.2.1.2 A Bill of Sale and Assignment of Lease,  without recourse or warranty, covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder accruing after the Closing Date. The form of such instrument shall be prepared by the Seller subject to Purchaser's approval.

            7.2.1.3 An  Assignment  (to the extent  assignable  and in force and effect) without recourse or warranty of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder. The form of such instrument shall be prepared by the Seller.

            7.2.1.4 A closing statement executed by Seller.

            7.2.1.5 A vendor's affidavit or at Seller's option an indemnity,  as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

            7.2.1.6 A certification of Seller's  non-foreign  status pursuant to
                    Section 1445 of the Internal Revenue Code of 1986, as amended.

            7.2.1.7 A letter to the United  States of America,  as Tenant  under
                    Lease dated December 30, 1996 between Insignia Commercial Group and United States of America, as amended, waiving all rights under the Lease against the United States of America, except unpaid rent through the Closing Date.

            7.2.1.8 Except for the items expressly  listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

            7.2.1.9 A Release of Mortgage from the mortgagee  under the Existing
                    Mortgage in said mortgagee's standard form.

            7.2.1.10Such other  instruments,  documents or  certificates  as are required to be delivered by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract.

       7.2.2Purchaser. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred at such Closing:

            7.2.2.1 The full  Purchase  Price as  required  by ARTICLE 3 plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

            7.2.2.2.    A closing statement executed by Purchaser.

            7.2.2.3.     A countersigned counterpart of the Bill of Sale and
                    Assignment of Lease.

            7.2.2.4 A countersigned counterpart of the Assignment.

            7.2.2.5 Such other  instruments,  documents or  certificates  as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

7.3 Closing Costs. Except as expressly provided in this Purchase Contract, each party shall pay its own costs and expenses, including attorneys' fees and expenses incurred through the Closing Date.

                                    ARTICLE 8

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1   Representations And Warranties Of Seller.

      8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

            8.1.1.1 Seller  identified in the Recitals is a limited  partnership duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller or any Subsidiary Owner is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;

            8.1.1.2 Seller owns insurable, fee title to the Property,  including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions;

            8.1.1.3 There are no adverse or other  parties in  possession of the
                    Property, except for occupants, guests and tenants under the Commercial Leases.

            8.1.1.4 The  joinder  of no person or entity  other  than  Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

            8.1.1.5 Purchaser  has no  duty to  collect  withholding  taxes  for
                    Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

            8.1.1.6 To Seller's  knowledge,  there are no actions,  proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against any Property , as applicable;

            8.1.1.7 Seller has no knowledge  of any claims for labor  performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, undertaken by or on behalf of Seller which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

      8.1.2 Except for the representations and warranties expressly set forth in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller or Broker and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, Broker or any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating foregoing matters, except as provided in Section 8.1.3.

8.1.3 Seller and Purchaser agree that except for the representations pertaining to title and the authority to transfer title pursuant to Sections 8.1.1.1 and 8.1.1.2 those representations contained in Section 8.1 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in this Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.

      8.1.4 Any statement contained in the representations and warranties in this Section 8.1 and made to the "knowledge" of Seller shall mean ONLY the actual knowledge of Seller based upon the information communicated to Seller by Harold Winegardner, a representative of the management company managing the Property as of the date of this Purchase Contract, in a certification addressed to Seller and dated as of the Effective Date, a copy of which has been furnished to Purchaser on or prior to the Effective Date; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of the Seller or any affiliate of the Seller, imputed to Seller or constructively attributed to Seller.

8.2   Representations And Warranties Of Purchaser

      8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

      8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

            8.2.2.1     Purchaser is a corporation, duly organized, validly
                    existing and in good standing under the laws of Delaware.

            8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

            8.2.2.3 No pending or, to the  knowledge  of  Purchaser,  threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal invalid or non-binding any of Purchaser's obligations or covenants to Seller.

            8.2.2.4 Purchaser is duly authorized to execute and deliver,  acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not
                    (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

            8.2.2.5 The joinder of no person or entity  other than  Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

            8.2.2.6 Seller   and   Purchaser   agree   that   except   for   the
                    representations pertaining to authority to enter into this Purchase Contract pursuant to Sections 8.2.2.2 and 8.2.2.4 those representations contained in Section 8.2 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in this Section 8.2 that survives Closing must be commenced within one (1) year subsequent to the date of such representation). In the event that Purchaser breaches any representation contained in Section 8.2 and Seller had knowledge of such breach, Seller shall be deemed to have waived any right of recovery and Purchaser shall not have any liability in connection therewith.

            8.2.2.7 Any   statement   contained  in  the   representations   and
                    warranties in this Section 8.2 and made to the "knowledge" of Purchaser shall mean the actual knowledge of Purchaser based upon the information communicated to Purchaser by ____________________, a representative of the Purchaser as of the date of this Purchase Contract, in a certification addressed to Purchaser and dated as of the Effective Date, a copy of which has been furnished to Seller on or prior to the Effective Date; and otherwise any reference to the "knowledge" of Purchaser shall not be deemed to imply any duty of investigation or inquiry by Purchaser, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of the Purchaser or any affiliate of the Purchaser, imputed to Purchaser or constructively attributed to Purchaser.

      8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or claim against the Property.

                                    ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.1.1 All of the documents required to be delivered by Seller to Purchaser at Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

      9.1.2 Each of the representations and warranties of Seller contained herein shall be true and correct in all material respects as of Closing Date;

      9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder and execution and delivery by Seller of all documents provided in
            Section 7.2.1;

     9.1.4  Seller  shall have  terminated  the  Exclusive  Management
          Agreement  between Seller and Insignia  Commercial  Group,  Inc. dated
          January  1,  1995  and  provided   evidence  of  said  termination  to
          Purchaser; and

      9.1.5 Seller shall have terminated the Exclusive Leasing Agreement between Seller and Insignia Commercial Group, Inc. dated January 1, 1995 and provided evidence of said termination to Purchaser.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.2.1 Purchaser's   representations  and  warranties  set  forth  in  this
            Purchase Contract shall be true and correct in all material respects on the Closing Date.

      9.2.2 Purchaser shall have fully performed and complied in all material respects with all covenants, conditions, and other obligations this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price, and execution by Purchaser of all documents provided in Section 7.2.2.

      9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser or Seller.

      9.2.4 Prior to the Closing Date, Seller shall have obtained written approval from the mortgagee under the Existing Mortgage of Seller's written provisional request to prepay on the Closing Date the entire unpaid principal balance, interest and all penalties incurred thereby, due under the Existing Mortgage Note. Seller shall pay all penalties associated with the prepayment of the Existing Mortgage Note.

                                   ARTICLE 10

                                    BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Broker in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and agree to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party.

10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Escrow Agent is authorized and directed to pay to Broker, the commission as forth in the separate agreement. All commissions shall be paid simultaneously with any disbursements made at Closing. This paragraph and disbursement instructions may not be amended or revoked without the prior written consent of Broker.

10.3 Broker shall not be deemed a party or third party beneficiary of this Purchase Contract except for Purchaser's obligations to Seller and Broker set forth in Section 5.3.

10.4 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11

                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

12.1 In the event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's default or inability to convey the Property as required by this Purchase Contract, or defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under
      Section 5.3, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder or inability to convey the Property as provided herein, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent), seek an action for reimbursement of all direct out of pocket costs and expenses, including, but not limited to, surveying, title examination, environment and other property inspections and attorneys' fees (provided such costs shall not exceed $50,000.00, Purchaser to pay any such costs in excess of such sum) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13

                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the date of Closing is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. If any of the Improvements shall be destroyed or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Three Hundred Twenty-Five Thousand Dollars ($325,000.00), Purchaser may, by written notice given to Seller within fifteen (15) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Purchase Contract, in which event the Deposit shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein, subject to and except for Purchaser's liability under Sections 5.3 and 5.4, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Purchase Contract, pursuant to this Section 13.1, or has no right to terminate this Purchase Contract (because the damage or destruction does not exceed $325,000.00), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance policies carried by Seller (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.

                                   ARTICLE 14

                                ASBESTOS MATTERS

      Purchaser acknowledges that Seller and Broker have disclosed the presence of asbestos in the Property and that Seller has delivered to Purchaser in the Property Information Packet a copy of the Asbestos Operations and Maintenance (O&M) Program prepared by Insignia Commercial Group dated August 1995 ( the "O&M" Plan"). Purchaser hereby agrees to assume the remediation obligations under the O&M Plan and to continue to observe and perform the recommendations contained therein.

                                   ARTICLE 15

                                 EMINENT DOMAIN

      In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the subject property.

                                   ARTICLE 16

                                  MISCELLANEOUS

16.1  Exhibits And Schedules

      All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.

16.2  Assignability

      This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided however that Purchaser may assign its interest in this Purchase Contract to any entity controlled by or under common control with Purchaser pursuant to a written assumption agreement, signed by the assignor and the assignee and pursuant to which the named Purchaser shall remain liable jointly and severally with such assignee as Purchaser for all obligations of Purchaser under this Purchase Contract.

16.3  Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5  Number And Gender Of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing addressed as follows:

            If to Seller:                       If to Purchaser:

       Fifty-One North High Street, L.P.      S&R Restaurants, Inc.
       c/o AIMCO                              d/b/a McKnight Development Company
       Tower Two                              249 Craig Street
       2000 S. Colorado Boulevard             Pittsburgh, PA  15213
       Suite 2-1000
       Denver, Colorado 80222                 with a copy to:
       Attention: Tim Works
                  Harry Alcock                Klett Lieber Rooney & Schorling
                  Martha Carlin               40th Floor, One Oxford Center
                                              Pittsburgh, Pennsylvania 15219
            and                               FAX 412-392-2128
                                              Attention: Bernard Eisen

            Argent Real Estate Services, Inc.
            1401 Brickell Avenue
            Suite 520
            Miami, Florida 33131
            FAX 305-371-6898
            Attention: David Marquette

                  with a copy to:

                  Bryan Cave LLP

                  700 Thirteenth Street, N.W.
                  Washington, D.C. 20005-3960
                  FAX 202-508-6200
                  Attention: Richard A. Cohn

                  and

                  Bryan Cave LLP
                  211 North Broadway

                  One Metropolitan Square, Suite 3600
                  St. Louis, Missouri  63102-2750
                  FAX:  314-259-2020
                  Attention: Bruce E. Lowry, Jr.

                  and

                  Fredric Ehle
                  Ehle, Morrison Group, Ltd.
                  820 West Superior Avenue

                  Suite 430 Cleveland, Ohio 44113-1800 FAX: 216-623-3899

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7  Governing Law And Venue

      The laws of the State of Ohio shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8  Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9  Severability

      If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts

      This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

17.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract
      (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14 Time Of The Essence

      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

16.15 Cumulative Remedies And Waiver

      Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Exchange

      At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code
      Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.

                                   ARTICLE 17

                                  RATIFICATION

17.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before ________________, 2000.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

SELLER:                                          PURCHASER:

FIFTY-ONE NORTH HIGH STREET, L.P.                S&R RESTAURANTS, INC.

     By:    CCP/V FIFTY-0NE GP, L.L.C.,          By: __________________________
            its General Partner

                                                 Printed: ______________________
      By:  CONSOLIDATED CAPITAL PROPERTIES V,
           its Manager                           Title: ________________________


                                    EXHIBIT A

                                       TO

                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                         FIFTY-ONE NORTH HIGH STREET, L.P.
                                       AND

                               S&R RESTAURANTS, INC.

                                LEGAL DESCRIPTION

      Situated in the State of Ohio, County of Franklin, City of Columbus, more particularly described as:

      Situated in Half Section Number Twenty-Five (25), Township 5, Range 22, Refugee Lands, in the State of Ohio, County of Franklin and City of Columbus and being Lot Number Two Hundred Seventy-nine (279) in said City of Columbus. The same being situated at the southwest corner of Gay and High Street, and extending west, at the said width 187-1/2 feet on Gay Street. Said inlot 279 being numbered and delineated on the plat of the Town of Columbus of record in Deed Volume F, page 332 et. seq.

                                 EXHIBIT 3.1.1.1

                               WIRING INSTRUCTIONS

Bank Name:  Chase Bank of Texas
            5177 Richmond Avenue
            Houston, Texas  77056

ABA:        113000609

To Credit:  Fidelity National Title Insurance Company
            Escrow Account No. 19 - National Title Services

Account No.:      081-00092817

File No.:   98210015

Attn:       Lolly Avant

                                    EXHIBIT B

                                       TO

                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                         FIFTY-ONE NORTH HIGH STREET, L.P.
                                       AND

                               S&R RESTAURANTS, INC.

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Escrow Agreement") made this day of _____________, 2000 by and among, Fifty-One North High Street, L.P., a South Carolina limited partnership ("Seller"); S&R RESTAURANTS, INC., a Delaware corporation ("Purchaser"); FIDELITY NATIONAL TITLE COMPANY, NATIONAL TITLE SRVICES ("Escrow Agent");

                                   WITNESSETH:

      Whereas Purchaser and Seller are parties to a certain Purchase and Sale Contract (the "Purchase Contract") made and dated as of this ____ day of _________, 2000; and

      Whereas, the Purchase Contract requires that Purchaser provide a Deposit in the amount of One Hundred Thousand Dollars ($100,000.00) in cash upon the execution of the Purchase Contract to be held pursuant to an escrow agreement approved by Purchaser and Seller.

      Now, therefore, the parties agree to the following:

1.  Establishment  of Escrow.  Escrow Agent hereby  acknowledges  receipt of One
Hundred Thousand Dollars ($100,000.00) in cash (the "Escrow Fund"), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract. Escrow Agent also hereby acknowledges receipt of a quitclaim deed executed by Purchaser (the "Quitclaim Deed") and agrees to hold and release the Quitclaim Deed in accordance with the terms of this Escrow Agreement.

2. Investment of Escrow Fund. All funds received by Escrow Agent shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Escrow Fund as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefore (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall return the Quitclaim Deed to Purchaser and deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give Notice to the Escrow Agent and Seller and in such Notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract, if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller, (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver to Seller the Quitclaim Deed and the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Feasibility Period (as defined in the Purchase Contract), the Escrow Agent shall return and refund the Escrow Fund to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller.

      If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to, such party shall give Notice to the Escrow Agent and the other party of the claim in writing, describing in such Notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within Ten (10) days after delivery of the Notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within Two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart (a) of the immediately preceding paragraph.

      When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and
(ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping of the Quitclaim Deed and the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal, interest and quitclaim deed of the Escrow Fund in accordance with the joint written instructions signed by Seller and Purchaser.

8. Notices. Any required or permitted Notice or other communication under this Escrow Agreement ("Notice") shall be given as follows. All Notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, and addressed as set forth below:

            (a)   If to Seller:

                  Fifty-One North High Street, L.P.
                  c/o AIMCO
                  Tower Two
                  2000 S. Colorado Boulevard

                  Suite 2-1000
                  Denver, Colorado 80222
                  Attention: Tim Works
                           Harry Alcock
                           Martha Carlin

                  and

                  Argent Real Estate Services, Inc.
                  1401 Brickell Avenue
                  Suite 520
                  Miami, Florida 33131
                  FAX 305-371-6898
                  Attention: David Marquette

                  with a copy to:

                  Bryan Cave LLP

                  700 Thirteenth Street, N.W.
                  Washington, D.C. 20005-3960
                  FAX 202-508-6200
                  Attention: Richard A. Cohn

                  and

                  Bryan Cave LLP
                  211 North Broadway
                  One Metropolitan Square
                  Suite 3600

                  St. Louis, Missouri  63102-2750
                  FAX:  314-259-2020
                  Attention:  Bruce E. Lowry, Jr.

                  and

                  Fredric Ehle
                  Ehle, Morrison Group, Ltd.
                  820 West Superior Avenue

                  Suite 430
                  Cleveland, Ohio 44113-1800







            (b)   If to Purchaser:

                  S&R Restaurants, Inc.
                  d/b/a McKnight Development Company
                  249 Craig Street
                  Pittsburgh, PA  15213

                  and

                  Klett Lieber Rooney & Schorling
                  40th Floor, One Oxford Center
                  Pittsburgh, Pennsylvania 15219

                  FAX 412-392-2128
                  Attention: Bernard Eisen

            (c)   If to Escrow Agent:

                  Fidelity National Title Insurance Co.
                  Bank of America Center
                  700 Louisiana, Suite 2600
                  Houston, TX  77002
                  Attention: Lolly Avant
                  Phone: 713-228-3009


      Any party may change the address to which Notices are to be addressed by giving the other parties Notice in the manner herein set forth. All such Notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.

9. Fee. Escrow Agent shall receive a fee of Three Hundred Dollars ($300.00) for its services hereunder, and be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder, all amounts to be payable by Purchaser and not out of the Escrow Fund. Non-payment of such fee by Purchaser shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10. Titles and Section Headings. Titles of sections and subsections contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to any Seller for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14. Nonlimitation of Liability. Nothing contained herein shall in any way limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

16.   Time of Essence.  Time is of the essence of this Escrow Agreement.

17. Entire Agreement; Modification. This Escrow Agreement supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed on its behalf duly authorized persons, all as of the day and year first above written.

                                   S&R RESTAURANTS, INC., a Delaware corporation


                                    By:
                                    Name:
                                    Its:


                                   FIFTY-ONE HIGH STREET, L.P., a South Carolina limited partnership
                                   By:   CCP/V FIFTY-0NE GP, L.L.C.,
                                         its General Partner

                                        By:   CONSOLIDATED CAPITAL PROPERTIES V,
                                              its Manager
                                              By:  CONCAP EQUITIES, INC.,
                                                   its General Partner

                                                    By:
                                                    Name:
                                                    Its:



      FIDELITY NATIONAL TITLE INSURANCE COMPANY, NATIONAL TITLE SERVICES


                                    By:
                                    Name:
                                    Its:

                                  EXHIBIT 6.2.7

                                TITLE EXCEPTIONS

1. Special taxes or assessments that have accrued after the Effective Date of the Purchase Contract becoming a lien or payable after the date of the Special Warranty Deed to be delivered at Closing.

2. Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose.

3. Rights of eminent domain, governmental rights of police power and other governmental or quasi-governmental rights.

4. Rights of tenants in possession of the Property pursuant to unrecorded leases, as tenants only.

5. Visible and apparent easements and all underground easements, if any, the existence of which may arise by unrecorded grant or by use.

6. Present and future laws, ordinances, restrictions, resolutions, orders and regulations and all present and future ordinances, laws, regulations and orders of all federal, state, county, municipal or other governments, agencies, boards, bureaus, commissions, authorities and bodies now or hereafter having or acquiring jurisdiction of the Property and the use and improvement thereof, including any restricting or regulating or prohibiting the occupancy, use or enjoyment of the Property, or regulating the character, dimensions or location of any improvement now or hereafter erected on the Property, or prohibiting a separation in ownership or a reduction in the dimensions or area of the Property, and the effect of any violation of such law, ordinance or governmental regulation.

7. Other   covenants,    conditions,    limitations,    restrictions,    rights,
   rights-of-way, liens, encumbrances, encroachments, defects, reservations, easements, agreements and other matters of record, if any.

                                                                   EXHIBIT 10.25


Bruce E. Lowry, Jr.
direct dial number
(314) 259-2530

INTERNET ADDRESS  bel@bryancavellp.com

                                 March 20, 2000

VIA FACSIMILE AND FEDERAL EXPRESS
Bernard Eisen, Esq.
Klett Lieber Rooney & Schorling
40th Floor, One Oxford Centre
Pittsburgh, Pennsylvania  15219-6498

            Re: Fifty-One North High Street, L.P. ("Seller") and S&R Restaurants, Inc. ("Purchaser")

Dear Mr. Eisen:


            We are in receipt of your facsimile correspondence dated March 16, 2000 regarding the letter from American Geosciences, Inc. (the "Environmental Letter") and their inspection of the Property subject to that certain Purchase and Sale Contract between Seller and Purchaser dated February 29, 2000 (the "Purchase Contract"). The Environmental Letter states that the cost of bringing the Property into compliance with the Asbestos Control Program dated August 1995 (the "Asbestos Control Program") is $23,200.00 for certain repairs and asbestos removal described therein. A copy of the letter is enclosed herein.

            I have been authorized by Seller to consent to an adjustment to the Purchase Price under the Purchase Contract in an amount equal to Twenty Three Thousand Two Hundred and No/100ths Dollars ($23,200.00) (the costs associated with bringing the Property into compliance with the Asbestos Control Program). The adjustment to the Purchase Price will be taken at Closing as a reduction to the Purchase Price pursuant to Section 7.2.2.1 of the Purchase Contract.

            By signing below, Purchaser agrees to these terms and waives any objections to the satisfactory condition of the Property pursuant to Section 5.2 of the Purchase Contract with respect to the environmental condition thereof.

            Should you have any questions regarding this matter, please call.

                                    Very Truly Yours,


                                    Bruce E. Lowry, Jr., Esq.


Agreed and acknowledged this ____ day of March, 2000.

                                    S&R Restaurants, Inc.

                                    By:____________________________________

                                    Printed:_________________________________

                                    Title:___________________________________



Encl/BEL

cc:   Harry Alcock (via facsimile w/encl)
      David Marquette (via facsimile w/encl)
      Fred Ehle (via facsimile w/encl)



                                                                   EXHIBIT 10.26

                              S&R RESTAURANTS, INC.

                             249 North Craig Street

                         Pittsburgh, Pennsylvania 15213

                                   May 9, 2000

Fifty-One North High Street                       Argent Real Estate Services,
Inc. c/o AIMCO                                    1401 Brickell Avenue
Tower Two                                         Suite 520
2000 S. Colorado Boulevard                        Miami, Florida  33131
Suite 2-1000                                      Attention:  David Marquette
Denver, Colorado  80222
Attention:  Tim Works, Harry Alcock, Martha Carlin

Ladies and Gentlemen:

      This letter is to set forth our understanding that the closing on the transaction contemplated by that certain Purchase and Sale Contract between Fifty-One North High Street, L.P. ("Seller") and S&R Restaurants, Inc. ("Purchaser") dated February 29, 2000 (the "Purchase Contract") scheduled to occur on or before the date which is sixty (60) days after the end of the Feasibility Period pursuant to Section 1.1.4 of the Purchase Contract shall be modified to reflect a Closing Date of June 1, 2000.

      Purchaser hereby acknowledges that all tests and examinations set forth in
ARTICLE 5, FEASIBILITY PERIOD, have been completed and are acceptable to Purchaser. Purchaser further hereby acknowledges that other than the items to be delivered at Closing pursuant to ARTICLE 7 and the conditions precedent set forth in ARTICLE 9 of the Purchase Contract, there are no further conditions to Purchaser's obligation to close on the transaction contemplated by the Purchase Contract.

      By signing below, Seller acknowledges that title to the Property (as defined in the Purchase Contract) shall be taken in the name of 51 North Associates, LLC, an Ohio limited liability company.

      If you are in agreement with the proposed modification of the Closing Date under the Purchase Contract and preparation of closing documents to reflect receipt of title in the name of 51 North Associates, LLC, please execute a duplicate copy of this letter and return it to the undersigned.

                              Very Truly Yours,

                                    S&R RESTAURANTS, INC.

                                    By:____________________________________

Accepted and agreed to this 9th day of May, 2000

FIFTY ONE NORTH HIGH STREET, L.P.

By:   CCP/V FIFTY-ONE GP, L.L.C.
      its General Partner

      By:   CONSOLIDATED CAPITAL PROPERTIES V,
            its Manager

            By:   CONCAP EQUITIES, INC.,
                  its General Partner

                  By:   __________________________

                  Printed:    ____________________________
                  Title:_______________________________

cc:   Bryan Cave LLP (Washington DC)
      Bryan Cave LLP (Missouri)
      Frederic Ehle